Exhibit 99.1

BPFH Announces Intention to Sell Problem Loan Portfolio at Southern

California Affiliate

Company Release—09/26/2008 07:00

BOSTON—(BUSINESS WIRE)—

Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today announced a significant step in reducing its risk exposure through its intention to sell substantially all of the land and construction loans at its Southern California private banking affiliate, First Private Bank & Trust. The portfolio consists of 72 loans with a book value of approximately $250 million as of June 30, 2008. While the final sale price has not yet been determined, First Private is expected to take an after tax loss of between $70 and $85 million for the quarter ending September 30, 2008, which reflects the current estimate of the price for these assets. The Company is seeking to complete the sale by the end of 2008.

“The sale of this portfolio is a critical component of our recovery plan at First Private and after a thorough review of the options, we believe a sale will produce the most favorable outcome for our shareholders,” said James D. Dawson, CEO of Boston Private’s private banking business. “In July, we completed a comprehensive capital raising plan which generated in excess of $173 million in new equity capital for the parent entity, BPFH. As a result, we believe we have the financial strength and flexibility to act aggressively in addressing the credit problems during this increasingly volatile and uncertain environment.”

“The sale of this non-strategic loan portfolio will allow us to further intensify our focus on providing private banking services to successful individuals, families and businesses in Southern California,” said Charles Jackson, CEO of First Private. “BPFH’s financial backing and commitment have allowed us to bolster our balance sheet and after this sale we will continue to have strong capital ratios. Now we can concentrate on our strengths in private banking, and position ourselves for future growth. We are glad to get a fresh start in this highly attractive market.”

Boston Private Wealth Management Group

Boston Private Wealth Management Group is a national financial service organization comprised of independently operated affiliates located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through a very selective acquisition process and then expands by way of organic growth. It employs a distinct business strategy, empowering its affiliates to run independently such that they can best serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance, legal, marketing, and operations. (NASDAQ: BPFH).

For more information about BPFH, visit the Company’s web site at www.bostonprivate.com.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond our control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Our actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on our private banking and asset investment advisory activities, changes in interest rates, competitive pressures from other financial institutions, a deterioration in general economic conditions on a national basis or in the local markets in which we operate, including changes which adversely affect borrowers’ ability to service and repay our loans, changes in loan defaults and charge-off rates, adequacy of loan loss reserves, unanticipated delays in selling the loans as planned, the passing of adverse government regulation, the risk that goodwill, intangibles and the value of loans and other assets recorded in our financial statements will become impaired as well as the other risks and uncertainties detailed in our Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. BPFH does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Source: Boston Private Financial Holdings, Inc.

Contact: Boston Private Financial Holdings, Inc. Senior Vice President, Corporate Communications Catharine Sheehan, 617-912-3767 csheehan@bostonprivate.com or Sloane & Company John Hartz, 212-446-1872 jhartz@sloanepr.com